EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-58991, No. 333-37371, No. 333-69381, No. 333-31120, No. 333-55082 and No. 333-48226) of Exar Corporation of our report dated April 24, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated April 24, 2002 relating to the financial statement schedule, which appears in this form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
June 10, 2002